Exhibit 15

Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-173638) pertaining to the Compagnie Générale de Géophysique-Veritas 2011 Stock Option Plan and the Compagnie Générale de Géophysique-Veritas 2011 Performance Share Allocation Plan, and

(2)	Registration Statement (Form S-8 No. 333-166250) pertaining to the Compagnie Générale de Géophysique-Veritas 2010 Stock Option Plan and the Compagnie Générale de Géophysique-Veritas 2010 Performance Share Allocation Plan, and

(3)	Registration Statement (Form S-8 No. 333-158684) pertaining to the Compagnie Générale de Géophysique-Veritas 2009 Stock Option Plan and the Compagnie Générale de Géophysique-Veritas 2009 Performance Share Plan, and

(4)	Registration Statement (Form S-8 No. 333-150384) pertaining to the Compagnie Générale de Géophysique – Veritas 2007 Stock Option Plan, the Compagnie Générale de Géophysique – Veritas 2008 Stock Option Plan, the Compagnie Générale de Géophysique – Veritas 2006 Performance Share Plan, the Compagnie Générale de Géophysique – Veritas 2007 Performance Share Plan, and the Compagnie Générale de Géophysique – Veritas 2008 Performance Share Plan of our reports dated April 18, 2011, with respect to the consolidated financial statements of Compagnie Générale de Géophysique – Veritas and the effectiveness of internal control over financial reporting of Compagnie Générale de Géophysique – Veritas included in its Annual Report (Form 20-F) for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

La Défense and Courbevoie, France

April 20, 2012

ERNST & YOUNG & AUTRES	MAZARS

/s/ PHILIPPE DIU	/s/ XAVIER CHARTON
Philippe Diu	Xavier Charton

/s/ NICOLAS PFEUTY	/s/ JEAN-MARC DESLANDES
Nicolas Pfeuty	Jean-Marc Deslandes